Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to Item #15, the additional answers are as follows:

Item 15  Additional Sub-custodians:


Deutsche Bank AG Netherlands (Via Paris), Paris, France
Deutsche Bank AG, Seoul, Republic of Korea
Deutsche Bank AG, Amsterdam, Netherlands
Citibank, N.A., San Juan, Puerto Rico
United Overseas Bank Limited, Singapore, Singapore
FirstRand Bank Limited, Johannesburg, South Africa
Standard Chartered Bank of Uganda Limited, Kampala, Uganda UniCredit Bank Serbia JSC, Belgrade, Serbia
Skandinaviska Enskilda Banken AB, Copenhagen, Denmark
HSBC Bank Middle East Limited, Abu Dhabi, United
Arab Emirates
UniCredit Bank Austria AG, Vienna, Austria
Deutsche Bank AG, Netherlands (via Paris), Lisbon, Portugal Standard Chartered Bank (Taiwan) Limited, Taipei, Taiwan UniCredit Bulbank AD, Sofia, Bulgaria
Zagrebacka Banka d.d., Zagreb, Croatia
UniCredit Bank Czech Republic A.S., Prague, Czech Republic UniCredit Bank Slovakia A.S., Bratislava, Slovak Republic Unicredit Bank d.d. Mostar, Federation of Bosnia and Herzegovina Unicredit Bank d.d. Banja Luka, Republic of Srpska
China Construction Bank, Hong Kong, People's Republic of China State Street Bank & Trust Co. U.K. Branch, London, Ireland
JSC Bank of Georgia, Tbilisi, Republic of Georgia

Type of Custody:  Foreign Custodian Rule 17f 5